UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1215 Graphite Drive

Corona, California 92881

(Address of principal executive offices) (Zip Code)

(951) 407-9860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	ADOM	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

Effective as of April 23, 2021, Theodore Thordarson resigned from his position as a member of the board of directors (the “Board”) of ADOMANI, Inc. (the “Company”) and any committees of the Board of which he was a member. Mr. Thordarson’s decision to resign as a director of the Company was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Thordarson will continue to serve as the Company’s Chief Operating Officer.

Appointment of Director

Following the resignation of Mr. Thordarson, the Board appointed Bradley J. Dixon as a member of the Board to fill the vacancy created by Mr. Thordarson’s resignation, effective as of April 23, 2021. Mr. Dixon will serve as a Class II director for a term expiring at the 2022 annual meeting of the Company’s stockholders.

Mr. Dixon is a partner at the law firm Givens Pursley LLP, a position he has held since October 2015 and where he currently serves as a co-chair of the firm’s litigation group. Prior to joining Givens Pursley, Mr. Dixon was a partner at the law firm of Stoel Rives LLP from July 2005 to October 2015. Mr. Dixon holds a Bachelor of Science in Political Science from Boise State University and received his Juris Doctor from Willamette University College of Law.

As a non-employee member of the Board, Mr. Dixon will be compensated in accordance with the Company’s non-employee director policy, pursuant to which the Company’s non-employee directors are eligible to receive equity awards and annual cash retainers as compensation for service on the Board and committees of the Board. This policy provides for annual compensation of $12,000 and reimbursement of reasonable expenses incurred by directors in the course of their performance.

In connection with Mr. Dixon’s appointment to the Board, the Company and Mr. Dixon will enter an indemnification agreement in the form previously adopted by the Board for entry into with the Company’s directors and executive officers, which generally provides for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. The foregoing description of the Company’s standard form of indemnification agreement is a summary only and is qualified in its entirety by reference to the full text thereof, a copy of which was filed as Exhibit 6.8 to the Offering Statement on Form 1-A (File No. 024-10656) filed by the Company with the Securities and Exchange Commission on December 21, 2016, and is incorporated herein by reference.

Mr. Dixon has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: April 29, 2021	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer